Exhibit 99.1

Contacts:	Joyce Schuldt, Executive VP & CFO Pioneer Drilling Company (210) 828-7689 Lisa Elliott / lelliott@drg-e.com DRG&E / (713) 529-6600
     FOR IMMEDIATE RELEASE
PIONEER DRILLING RESCHEDULES ITS FIRST QUARTER 2008
EARNINGS RELEASE AND CONFERENCE CALL FOR TUESDAY, MAY 13
SAN ANTONIO, Texas, May 8, 2008 — Pioneer Drilling Company (AMEX: PDC) announced today that it has rescheduled the release of its financial results for the three months ended March 31, 2008, from Thursday, May 8 to Tuesday, May 13, 2008 in order to provide more time to complete the review of its consolidated financial statements. The related conference call is also rescheduled to May 13 at 11:00 am Eastern Time (10:00 am Central Time). As previously announced, the Company has transitioned to a December 31 fiscal year end; accordingly, the three months ended March 31, 2008, will be reported as the first quarter of 2008.

What:	Pioneer’s First Quarter 2008 Earnings Conference Call

When:	Tuesday, May 13, 11:00 a.m. Eastern Time

How:	Live via phone by dialing (303) 262-2130 and asking for the Pioneer Drilling call 10 minutes prior to the start time. Or live over the Internet by logging on to the web address below.

Where:	www.pioneerdrlg.com
For those who cannot listen to the live call, a replay will be available through Tuesday, May 20, by calling (303) 590-3000 and using the pass code 11112831#. A replay can also be found in the investor relations section of the Company’s web site at www.pioneerdrlg.com. For more information, please contact Donna Washburn at DRG&E at (713) 529-6600 or email dmw@drg-e.com.
About Pioneer Drilling Company
Pioneer Drilling Company provides land contract drilling services to independent and major oil and gas operators in Texas, Louisiana, Oklahoma, Kansas, the Rocky Mountain region and internationally in Colombia though it’s Pioneer Drilling Services Division. The Company also provides workover rig, wireline and fishing and rental services to producers in the U.S. Gulf Coast, Mid-Continent and Rocky Mountain regions through its Pioneer Production Services Division. Its fleet consists of 69 land drilling rigs that drill in depth ranges between 6,000 and 18,000 feet, 63 workover rigs (60 550-horsepower rigs and 3 600-horsepower rigs), 51 wireline units, and fishing and rental tools.
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